As filed with the Securities and Exchange Commission
                               on January 3, 1997
                              Registration No. 33-
 _______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _________________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                               __________________

                             VALLEY RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                               ___________________

               Rhode Island                            05-0384723
     (State or Other Jurisdiction of         (IRS Employer Identification No.)
               Incorporation)
                              ____________________

                1595 Mendon Road, Cumberland, Rhode Island 02864
                 (Address of Principal Executive Offices) (ZIP)
                              _____________________

           Valley Resources, Inc. 401(k) Employee Stock Ownership Plan
                            (Full Title of the Plan)
                              _____________________

             Alfred P. Degen                 Christine M. Marx, Esq.
           Valley Resources, Inc.               Edwards & Angell
            1595 Mendon Road                105 John F. Kennedy Parkway
             P. O. Box 7900                 Short Hills, NJ 07078-2701
           Cumberland, RI 02864                   (201)376-7700
             (401)334-1188

                     (Name, Address, and Telephone Number,
                   Including Area Code, of Agents for Service)
                             ______________________

                         CALCULATION OF REGISTRATION FEE

__________________________________________________________________________________________
                                        Proposed          Proposed
                             Amount      Maximum           Maximum           Amount of
Title of Securities            to be    Offering Price    Aggregate         Registration
to be Registered           Registered   Per Share (1)  Offering Price (1)        Fee
__________________________________________________________________________________________
Participation in Valley
  Resources, Inc. 401(k)
  Employees Stock Ownership
  Plan *
Common Stock, $1.00           27,400      11.25           $308,250             $100
    Par Value

(1) The amount to be registered and the amount of the registration fee are computed in accordance with Rule 457(h) based upon the average of the high and low prices of the Company's Common Stock on December 31, 1996.

* Pursuant to Rule 416 (c), this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Plan.

                       DOCUMENTS INCORPORATED BY REFERENCE

     Valley Resources, Inc. Annual Report on Form 10-K for the year ended August 31, 1996, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 is incorporated herein by reference. All other reports filed by the Company pursuant to Sections 13(a) or 15 (d) of the Exchange Act since the end of such fiscal year are also incorporated in this Registration Statement by reference. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to filing a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration statement.


                              AVAILABLE INFORMATION



     Valley Resources, Inc. (the "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Registrant can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, New York, N.Y. 10048; and Citicorp Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Ill. 60661. Copies can be obtained by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549. Such material also can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York. In addition, certain of such materials are also available electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

Part II

INFORMATION REQUIRED IN THE  REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Valley Resources, Inc. Annual Report on Form 10-K for the year ended August 31, 1996, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 is incorporated herein by reference. All other reports filed by the Company pursuant to Sections 13(a) or 15 (d) of the Exchange Act since the end of such fiscal year are also incorporated in this Registration Statement by reference. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to filing a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration statement.

Item 4.  Description of Securities

         Not applicable

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 7-1.1-4.1 of the Rhode Island Business Corporation Act permits any director, officer or other employee of the Registrant or his legal representative to be indemnified by the Registrant against reasonable costs, expenses, and counsel fees paid or incurred in connection with any proceeding to which such director, officer or other employee or his legal representative may be a party by reason of his being a director, officer or employee, provided that such director, officer or other employee shall have acted in good faith, in what he reasonably believed to be in the bests interests of the Registrant and, where criminal liability is charged, had no reasonable cause to believe that his conduct was unlawful.

     The Articles of Incorporation, as amended, of the Registrant also contain a provision eliminating the liability of a director to the Registrant or its stockholders for breach of fiduciary duty as a director, other than liability for (a) breach of the director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of a dividend or unlawful stock purchase or redemption, or (d) any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

       (4) Summary Plan Description of the Valley Resources, Inc. 401(k) Employee Stock Ownership Plan dated January 1, 1997.

       (5)  Opinion of Counsel *

       (23) (i)  Consent of Grant Thornton LLP
            (ii) Consent of Edwards & Angell (included in Exhibit 5)

       (24) Power of Attorney of certain officers and directors.

       * The Registrant hereby undertakes that it has submitted or will submit the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                    (iii)To include any material information with respect of the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cumberland, and State of Rhode Island, on January 2, 1997.

                                      VALLEY RESOURCES, INC.


                                      By:S/A. P. Degen
                                         ---------------------------------------
                                           Alfred P. Degen
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 2, 1997.

Date:     January 2, 1997              S/A.P. Degen
                                       ---------------------------------------
                                       Alfred P. Degen, President and
                                       Chief Executive Officer

Date:     January 2, 1997              S/K. W. Hogan
                                       ---------------------------------------
                                       Kenneth W. Hogan,  Senior Vice President,
                                       Chief Financial Officer & Secretary

Date:     January 2, 1997              S/*
                                       ---------------------------------------
                                       Ernest N. Agresti, Director

Date:     January 2, 1997              S/*
                                       ---------------------------------------
                                       Melvin G. Alperin, Director

Date:     January 2, 1997              S/*
                                       ---------------------------------------
                                       C. Hamilton Davison, Director

Date:     January 2, 1997              S/*
                                       ---------------------------------------
                                       Don A. DeAngelis, Director

Date:     January 2, 1997              S/*
                                       ---------------------------------------
                                       James M. Dillon, Director

Date:     January 2, 1997              S/*
                                       ---------------------------------------
                                       Jonathan K. Farnum, Director

Date:     January 2, 1997              S/*
                                       ---------------------------------------
                                       John F. Guthrie, Jr., Director

Date:     January 2, 1997              S/*
                                       ---------------------------------------
                                       Eleanor M. McMahon, Director

*By:      S/A. P. Degen
          ---------------------------------------
            Alfred P. Degen, Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of January 1997.

                                VALLEY RESOURCES, INC. 401(K)
                                EMPLOYEE STOCK OWNERSHIP PLAN



                                By:S/William Zaleski
                                   --------------------------------------------
                                    NYL Trust Company, Trustee
                                    William Zaleski